Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Insert Therapeutics, Inc.

Pasadena, California

We have audited the accompanying balance sheets of Insert Therapeutics, Inc., as of December 31, 2003 and 2002, and the statements of operations and cash flows for the years then ended. These financial statements are the responsibility of Insert Therapeutic, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insert Therapeutics, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

July 13, 2004

Insert Therapeutics, Inc.

Balance Sheets

As of December 31, 2003 and 2002

	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS
Cash	$520,215	$513,642
Grant receivable, net of allowance for doubtful account of $0	7,461	—
Prepaids and other current assets	9,958	—

TOTAL CURRENT ASSETS	537,634	513,642

PROPERTY & EQUIPMENT
Computers and office equipment	60,621	60,621
Furniture	22,677	22,677
Research Equipment	595,269	595,269
Software	12,955	12,280
Leasehold Improvements	84,239	84,239

	775,761	775,086
Less: Accumulated depreciation & amortization	(456,337)	(312,265)

NET PROPERTY & EQUIPMENT	319,424	462,821

OTHER ASSETS
Restricted cash	50,773	89,010

TOTAL OTHER ASSETS	50,773	89,010

TOTAL ASSETS	$907,831	$1,065,473

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$45,099	$28,445

Accrued expenses	52,466	63,043

Payroll liabilities	32,449	35,488

TOTAL CURRENT LIABILITIES	130,014	126,976

LONG TERM LIABILITIES
Notes payable	2,105,869	508,003

TOTAL LONG TERM LIABILITIES	2,105,869	508,003

TOTAL LIABILITIES	2,235,883	634,979

SHAREHOLDERS’ EQUITY (DEFICIT)
Common Stock	13,670	13,670
Preferred Stock	3,000,000	3,000,000
Accumulated deficit	(4,341,722)	(2,583,176)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(1,328,052)	430,494

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$907,831	$1,065,473

Insert Therapeutics, Inc.

Statement of Operations

For the Years Ended December 31, 2003 and 2002

	December 31, 2003	December 31, 2002
REVENUE	$377,212	$1,000,000

OPERATING EXPENSES
Salaries	849,837	654,299
Consulting	186,984	177,141
General and administrative expenses	310,969	424,818
Research and development	696,581	751,534

TOTAL OPERATING EXPENSES	2,044,371	2,007,792

OPERATING LOSS	(1,667,159)	(964,602)

OTHER INCOME (EXPENSES)
Interest income	6,480	18,592
Interest expense	(97,867)	(13,562)

TOTAL OTHER INCOME (EXPENSES)	(91,387)	5,030

NET LOSS	$(1,758,546)	$(1,002,762)

Insert Therapeutics, Inc.

Statement of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,758,546)	$(1,002,762)
Adjustment to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	144,072	169,278

Decrease (increase) in grant receivable	(7,461)	—

Decrease (increase) in prepaid and other assets	28,280	—

Decrease (increase) in accounts payable	16,654	4,013
Decrease (increase) in other liabilities	84,249	59,420

NET CASH USED IN OPERATING ACTIVITIES	(1,492,752)	(770,051)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property & equipment	(675)	(59,816)

NET CASH USED IN INVESTING ACTIVITIES	(675)	(59,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of note payable	1,500,000	500,000
Payments on notes payable	0	(118,017)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,500,000	311,983

NET INCREASE (DECREASE) IN CASH	6,573	(517,884)

CASH AT BEGINNING OF PERIOD	513,642	1,031,526

CASH AT END OF PERIOD	$520,215	$513,642

Supplementary disclosures:
Interest paid	$—	$—

Income tax paid	$800	$800

Insert Therapeutics, Inc.

Notes to Financial Statements

December 31, 2003

NOTE 1. ORGANIZATION

Headquartered in Pasadena, California, Insert Therapeutics, Inc. (“Insert Therapeutics”) was incorporated in the state of Delaware in February 2000. Under the direction of Dr. Mark Davis, a professor of chemical engineering at Caltech, Insert Therapeutics is currently expanding and leveraging its platform technology, Cyclosert™, through an internal small-molecule drug delivery development program, a gene-therapy collaboration with San Diego-based Canji, Inc., a subsidiary of Schering-Plough, and grants in both areas from the National Cancer Institute. Insert has designed a novel class of nanoscale cyclodextrin polymers that incorporate optimal properties for intracellular systemic delivery of a broad range of therapeutics. These polymers can be designed to fit the size of the molecule or drug to be delivered. Cyclosert’s linear cyclodextrin-containing polymers can be designed to be neutral, positively charged or negatively charged. This feature is unique to Cyclosert technology and provides great flexibility for formulation and delivery. Cyclosert polymers have been synthesized at molecular weights ranging up to 150 kD, allowing for systemic drug delivery with the potential to slow renal clearance, enhance circulation time and improve passive accumulation of active drug at the target tissue. When used in these Notes to Financial Statements, the term “Technology” refers to Insert Therapeutics’ Cyclosert™ and the company’s related drug delivery development program.

License Agreement

On May 22, 2000, Insert Therapeutics entered into a license agreement with the California Institute of Technology (“Caltech”) whereby Insert Therapeutics obtained an exclusive worldwide license to certain patents and future improvements to the patented technology. Insert Therapeutics was also given a nonexclusive worldwide license to proprietary information and research tools directly relevant to development of the Technology. However, the technology covered by this nonexclusive license is not subject to patent protection.

Liquidity

Insert Therapeutics has incurred recurring losses and negative cash flows from operations. Insert Therapeutics obtained grants from the National Cancer Institute in 2003, which are expected to help fund a portion of Insert Therapeutics’ research. In June 2004, Insert Therapeutics entered into an agreement with Arrowhead Research Corporation (“Arrowhead Research”), a Pasadena, California based, publicly- held nanotechnology company, under which Arrowhead Research purchased 24,496,553 shares of voting, Series B Preferred Stock, representing approximately 62% of the voting securities of Insert Therapeutics, for $1,000,000 paid on the closing date of June 4, 2004. Management believes that the $1,000,000 proceeds from the stock sale will be sufficient to fund ongoing operations of Insert Therapeutics through at least December 31, 2004.

Also on June 4, 2004, Insert Therapeutics executed a Stock Purchase Agreement with the California Institute of Technology, whereby Caltech purchased 1,224,828 shares of Series B Preferred Stock for $250,000.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Insert Therapeutics has classified all highly liquid investments with an original maturity of three months or less as cash equivalents. Included in cash at December 31, 2003 is $485,584 in excess of the FDIC insured amount.

Restricted Cash

Restricted cash in the amount of $50,773 and $89,010 at December 31, 2003 and 2002 respectively is to secure a facility lease, which is now on a month-month basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options. Actual results could differ from those estimates.

Revenue Recognition

Insert Therapeutics’ primary source of revenue is from private contributions as part of its research collaborations with pharmaceutical companies. Insert Therapeutics was also awarded a grant of $236,441 for the period from July 2003 through June 2004 and $244,780 for the period from July 2004 through June 2005. These grants are recognized as revenue as the funds are expended in accordance with the terms of the grant, and, for the year ended December 31, 2003, Insert Therapeutics recognized revenue from the grant in the amounts of $52,213.

Financial Instruments

Insert Therapeutics’ financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of December 31, 2003 and 2002, Insert Therapeutics’ notes payable have stated borrowing rates that are consistent with those currently available to Insert Therapeutics and, accordingly, Insert Therapeutics believes the carrying value of these debt instruments approximates their fair value.

Property and Equipment

Fixed assets are stated at cost less accumulated depreciation. Expenditures over $1,000 that would increase the value or extend the useful life of property and equipment are capitalized. Depreciation is provided on a straight-line basis over the estimated useful life of the assets that range from 3 years to 7 years. Leasehold improvements are amortized over the original term of the lease that expired on April 1, 2003. Insert Therapeutics continues to occupy its original office and lab space at 2585 Nina Street, Pasadena, CA 91107, on a month-to-month basis.

Stock-Based Compensation

Insert Therapeutics accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (APB 25), and has adopted the “disclosure only” alternative described in Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, amended by SFAS No. 148 Accounting for Stock Based Compensation-Transition and Disclosure.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) using compensation that would have been incurred if Insert Therapeutics had accounted for its employee stock options under the fair value method of that statement. Options to purchase 80,000 and 580,000 shares of Insert Therapeutics were granted during the years ended December 31, 2003 and 2002, respectively. The fair value of options granted in the years ended December 31, 2003 and 2002 were estimated at $2,377 and $18,857, respectively, as of the date of grant in accordance with the Black-Scholes Option pricing model with the following assumptions:

	2003	2002
Risk free interest rate	3.27%	3.03%
Stock volatility factor	0.01	0.01
Weighted average expected option life	5 years	5 years
Expected dividend yield	None	None

The pro forma net loss and loss per share had Insert Therapeutics accounted for the options using FAS 123 would have been as follows:

	2003	2002
Net loss as reported	$(1,758,546)	$(1,002,762)
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards	(13,085)	(10,223)

Pro forma net loss	$(1,771,631)	$(1,012,985)

Net Loss Per Share

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Options to purchase shares of Insert Therapeutics’ stock under its stock option plan and warrants may have a dilutive effect on Insert Therapeutics’ earnings per share in the future but are not included in the calculation for fiscal 2002 and 2003 because they have an antidilutive effect in these periods.

Income Taxes

Insert Therapeutics uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized.

Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS No. 148”), which amends SFAS No. 123. SFAS No. 148 amends the disclosure requirements in SFAS No. 123 for stock-based compensation for annual periods ending after December 15, 2002 and interim periods beginning after December 15, 2002. The disclosure requirements apply to all companies, including those that continue to recognize stock-based compensation under APB No. 25. Effective for financial statements for fiscal years ending after December 15, 2002, SFAS No. 148 also provides three alternative transition methods for companies that choose to adopt the fair value measurement provisions of SFAS No. 123. Insert Therapeutics continues to recognize stock-based compensation under APB No. 25.

In December 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a guarantor to make additional disclosures in its interim and annual financial statements regarding the guarantor’s obligations. In addition, FIN 45 requires, under certain circumstances, that a guarantor recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken when issuing the guarantee. Insert Therapeutics did not have any outstanding guarantees that needed to be recorded upon adoption of FIN 45.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS 150 is effective for interim periods beginning after June 15, 2003. Insert Therapeutics does not expect this statement to have a material impact on its financial statements.

NOTE 3. INCOME TAXES

At December 31, 2003, Insert Therapeutics had available for federal and state income tax purposes, net operating loss carryforwards that are subject to significant limitations because of statutory “ownership changes.”

The difference between Insert Therapeutics’ effective income tax rate and the statutory federal rate for the years ended December 31, 2003 and 2002 relates primarily to losses incurred for which no tax benefit was recognized, due to the uncertainty of its realization. The valuation allowance was recorded for 100% of the deferred tax assets, representing an increase of approximately $700,000 and $400,000 for the years ended December 31, 2003 and 2002, respectively.

A reconciliation of income tax expense that would result from applying the domestic Federal statutory rate to pre-tax income, with federal income tax expense presented in the financial statements is as follows:

	2003	2002
Income tax benefit computed at U.S. federal statutory rate (34%)	$600,000	$340,000

State income taxes, net of benefit federal taxes	100,000	60,000

Less valuation allowance	(700,000)	(400,000)

Income tax expense	$—	$—

NOTE 4. CAPITAL STOCK

Insert Therapeutics is authorized to issue 15,000,000 common shares at par value of $0.0001 per share, of which 6,161,522 shares were outstanding as of December 31, 2003. Insert Therapeutics is also authorized to issue 6,000,000 shares of Preferred Stock.

In August 2000 and January 2001, Insert Therapeutics issued an aggregate of 3,375,000 shares of voting, Convertible Preferred Series A preferred stock (the “Series A”), par value $0.0001 per share, to accredited investors for an aggregate purchase price of $3,000,000. All of the Series A was converted, on a 1-for-1 basis, into 3,375,000 shares of common stock of Insert Therapeutics in June 2004. Before conversion, holders of the Series A had full participation rights with the common shares and also were entitled to noncumulative dividends in the amount of 10% of the original issue price, when and if declared by the Board of Directors. As of December 31, 2003 and 2002, no dividends or distributions had been made to the Series A holders.

In June 2004, Insert Therapeutics filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of California authorizing 25,721,381 shares of Series B Preferred Stock, par value 0.0001 per share. The Series B Preferred Stock is voting stock and votes together with the Common Stock on an as converted basis. However, extraordinary corporate events, such as a sale of assets or stock, or a significant debt commitment, must be approved by the vote of the Series B Preferred Stock, voting on its own as a single class. The terms of the Series B Preferred Stock also entitle the holder of the Series B Preferred Stock to elect a majority of Insert Therapeutics’ Board of Directors, and, therefore, the holders of Series B Preferred Stock exercise significant control over Insert Therapeutics and have the ability to direct the company’s strategic and business development.

Upon a liquidation event, holders of the Series B Preferred Stock are entitled either to participate with the Common Stock on an as converted basis, or to a liquidation preference equal to the initial purchase price along with any declared but unpaid dividends or distributions. In June 2004, Insert Therapeutics issued an aggregate of 25,721,381 shares of Series B Preferred Stock to Arrowhead Research and the California Institute of Technology for an aggregate purchase price at closing of $1,250,000.

NOTE 5. RELATED PARTY TRANSACTIONS

On September 1, 2002 Insert Therapeutics entered into a Consulting Agreement with Dr. Mark Davis, who is also a Director of Insert Therapeutics, whereby Dr. Davis provides consulting services regarding scientific research and development of Insert Therapeutics’ proposed products in exchange for a monthly retainer of $5,000. Beginning June 1, 2004, the monthly retainer was increased to $7,000 and the term of the Agreement was extended until December 31, 2005.

Insert Therapeutics made two successive annual gifts to Dr. Davis’ laboratories at Caltech of $100,000 each in 2002 and 2003, respectively.

NOTE 6. NOTES PAYABLE

Insert Therapeutics had Convertible Preferred Notes issued to J.J. Jacobs Enterprises, LLC and California Technology Partners, LP totaling $2,000,000 and $500,000 at December 31, 2003 and 2002, respectively. These notes bore interest at 8.50% per annum and initially matured on September 18, 2004, or on the date of a consummation of a liquidation event as defined in the notes, whichever is sooner. Interest totaling $105,869 and $8,003 had been capitalized to these notes at December 31, 2003 and 2002, respectively. These notes were secured by all tangible and intangible assets of Insert Therapeutics. As a condition to the sale of Insert Therapeutics’ shares to Arrowhead Research, all amounts owing under these notes were converted into four million shares of Insert Therapeutics’ common stock in June 2004.

NOTE 7. STOCK OPTIONS AND WARRANTS

Insert Therapeutics has a Stock Option/Stock Issuance Plan that provides for the granting of stock options to its employees and others providing services to Insert Therapeutics. The maximum number of shares of Common Stock that can be issued over the term of the Plan shall not exceed 635,000 shares. The plan was amended on September 23, 2002 to increase the number of shares under the plan to 1,200,000. As a condition to the sale of Insert Therapeutics’ shares to Arrowhead Research, the plan was amended on June 4, 2004 to increase the number of shares under the plan to 9,000,000.

A summary of Insert Therapeutics’ stock option activity and related information follows:

	Year ended December 31, 2003		Year ended December 31, 2002
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding -beginning of year	935,000	$0.32	355,000	$0.45
Granted	80,000	0.20	580,000	0.23
Exercised	—	—	—	—
Forfeited	30,625	0.45	—	—

Outstanding - end of year	984,375	$0.30	935,000	$0.32

Exercisable at the end of year	514,464	$0.37	272,760	$0.42

The weighted average remaining contractual life of options as of December 31, 2003 was as follows:

Exercise price	Number of options outstanding	Weighted average remaining contractual life (years)	Options exercisable
$0.20 - 0.45	984,375	8.2	514,464

Stock Warrants

The following warrants were outstanding and exercisable at December 31, 2003:

Number of shares	Exercise Price	Expiration date
20,000	$0.89 per share	July 25, 2007
30,000	$0.45 per share	September 1, 2007

NOTE 8. CONSULTING AGREEMENTS

On July 1, 2002 Insert Therapeutics entered into a Consulting Agreement with NEOLOGIX, a California corporation, to provide general corporate and business consulting services as requested from time to time by Insert Therapeutics. Compensation paid to NEOLOGIX, based on a hourly schedule, amounted to $71,000 and $64,825 for the years ended December 31, 2003 and 2002, respectively. This Consulting Agreement was modified, effective June 1, 2004, such that Insert Therapeutics pays NEOLOGIX a fixed monthly retainer of $14,583 in lieu of hourly billing. The Consulting Agreement continues on a month-to-month basis until cancelled by either party with ten (10) days written notice.

Also see “NOTE 5. RELATED PARTY TRANSACTIONS” for discussion of Consulting Agreement with Dr. Mark Davis.

NOTE 9. SUBSEQUENT EVENTS

On June 4, 2004, Insert Therapeutics executed a Stock Purchase Agreement with Arrowhead Research, a Pasadena-based, publicly-held nanotechnology company, whereby Arrowhead Research obtained a majority interest in Insert Therapeutics.

Pursuant to the Agreement, Arrowhead Research purchased 24,496,553 shares of voting, Series B Preferred Stock, representing approximately 62% of the voting securities of Insert Therapeutics, for $1,000,000, paid on the closing date of June 4, 2004. In conjunction with the stock sale, Arrowhead Research entered into a related Agreement to Provide Additional Capital, pursuant to which Arrowhead Research may choose to make additional capital contributions as follows $1,000,000 on December 1, 2004; and $3,000,000 upon the attainment of certain milestones in the further development of Insert Therapeutics’ business. If Arrowhead Research chooses not to make an additional capital contribution, Arrowhead Research will forfeit a proportionate number of shares.

Also on June 4, 2004, Insert Therapeutics executed a Stock Purchase Agreement with the California Institute of Technology, whereby Caltech purchased 1,224,828 shares of Series B Preferred Stock for $250,000.

Insert Therapeutics, Inc.

Condensed Balance Sheets

As of March 31, 2004 and 2003

(Unaudited)

	March 31, 2004	March 31, 2003
ASSETS
CURRENT ASSETS
Cash	$144,020	$542,224
Grant receivable, net of allowance for doubtful account of $0	9,000	—

TOTAL CURRENT ASSETS	153,020	542,224

PROPERTY & EQUIPMENT
Computers and office equipment	60,621	60,621
Furniture	22,677	22,677
Research Equipment	595,269	595,269
Software	12,955	12,955
Leasehold Improvements	84,239	84,239

	775,761	775,761
Less: Accumulated depreciation & amortization	(490,902)	(352,641)

NET PROPERTY & EQUIPMENT	284,859	423,120

OTHER ASSETS
Restricted cash	50,773	89,010
Prepaid & other assets	6,000	—

TOTAL OTHER ASSETS	56,773	89,010

TOTAL ASSETS	$494,652	$1,054,354

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$16,562	$7,487
Accrued expenses	20,020	63,953
Payroll liabilities	30,332	37,151

TOTAL CURRENT LIABILITIES	66,914	108,591

LONG TERM LIABILITIES
Note payable	2,148,750	1,019,409

TOTAL LONG TERM LIABILITIES	2,148,750	1,019,409

TOTAL LIABILITIES	2,215,664	1,128,000

SHAREHOLDERS’ EQUITY (DEFICIT)
Capital Stock	13,670	13,670
Preferred Stock	3,000,000	3,000,000
Accumulated deficit	(4,734,682)	(3,087,316)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(1,721,012)	(73,646)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$494,652	$1,054,354

Insert Therapeutics, Inc.

Condensed Statements of Operations

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

	March 31, 2004	March 31, 2003
REVENUE	$13,722	$—

OPERATING EXPENSES
Salaries	218,044	241,460
Consulting	39,238	45,919
General and administrative expenses	43,227	90,521
Research and development	63,776	115,845

TOTAL OPERATING EXPENSES	364,285	493,745

OPERATING LOSS	(350,563)	(493,745)

OTHER INCOME (EXPENSES)
Interest income	483	1,607

Interest expense	(42,880)	(12,002)

TOTAL OTHER INCOME (EXPENSES)	(42,397)	(10,395)

NET LOSS	$(392,960)	$(504,140)

Insert Therapeutics, Inc.

Condensed Statements of Cash Flows

For the Three Months Ended December 31, 2004 and 2003

(Unaudited)

	March 31, 2004	March 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(392,960)	$(504,140)
Adjustment to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	34,565	40,376

Decrease (increase) in grant receivable	(1,539)	—

Decrease (increase) in prepaid and other assets	3,958	—

Decrease (increase) in accounts payable	(28,537)	(20,958)

Decrease (increase) in accrued expenses	10,435	12,316

Decrease (increase) in other liabilities	(2,117)	1,663

NET CASH USED IN OPERATING ACTIVITIES	(376,195)	(470,743)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property & equipment	—	(675)

NET CASH USED IN INVESTING ACTIVITIES	—	(675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—
Net proceeds from issuance of note payable	—	500,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	500,000

NET INCREASE (DECREASE) IN CASH	(376,195)	28,582

CASH AT BEGINNING OF PERIOD	520,215	513,642

CASH AT END OF PERIOD	$144,020	$542,224

Supplementary disclosures:
Interest paid	$—	$—

Income tax paid	$800	$800

Insert Therapeutics, Inc.

Notes to Condensed Unaudited Financial Statements

March 31, 2004

NOTE 1. BASIS OF PRESENTATION

The accompanying financial statements of Insert Therapeutics, Inc. (“Insert Therapeutics”) presented in this report should be read in conjunction with Insert Therapeutics’ financial statements for the years ended December 31, 2003 and 2002, and notes thereto, included in this Current Report 8-K/A as filed by Arrowhead Research Corporation (“Arrowhead Research”). The accompanying unaudited condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

NOTE 2. SUBSEQUENT EVENTS

On June 4, 2004, the Company executed a Stock Purchase Agreement (the “Agreement”) with Arrowhead Research, a Pasadena, California-based, publicly-held nanotechnology company, whereby Arrowhead Research obtained a majority interest in Insert Therapeutics.

Pursuant to the Agreement, Arrowhead Research purchased 24,496,553 shares of voting, newly-issued Series B Preferred Stock, representing approximately 62% of the voting securities of Insert Therapeutics, for $1,000,000, paid on the closing date of June 4, 2004. In conjunction with the stock sale, Arrowhead Research entered into a related Agreement to Provide Additional Capital, pursuant to which Arrowhead may choose to make additional capital contributions as follows: $1,000,000 on December 1, 2004; and $3,000,000 upon the attainment of certain milestones in the further development of Insert Therapeutics’ business. If Arrowhead Research chooses not to make an additional capital contribution, Arrowhead Research will forfeit a proportionate number of shares.

Also on June 4, 2004, the Company executed a Stock Purchase Agreement with the California Institute of Technology, whereby Caltech purchased 1,224,828 shares of Series B Preferred Stock for $250,000.